Exhibit 23(b)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Employee Stock Purchase Plan of Chelsea GCA Realty, Inc., of our report dated February 13, 1998, with respect to the consolidated financial statements and schedule of Chelsea GCA Realty, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             Ernst & Young LLP
New York, New York
August 21, 1998